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                                                                    EXHIBIT 10.E


                              AMENDMENT THREE TO
                            COMPUCOM SYSTEMS, INC.
                          401(k) MATCHED SAVINGS PLAN


     WHEREAS, effective January 1, 1988, CompuCom Systems, Inc. (the "Company") established the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the "Plan") for the benefit of employees of the Company and its affiliated entities; and

     WHEREAS, the Company amended and restated the Plan in its entirety, effective as of May 1, 1996, adopted Amendment One to the Plan, effective as of January 1, 1998, and adopted Amendment Two to the Plan, effective as of January 26, 1998; and

     WHEREAS, the Company recently acquired certain assets from ENTEX Information Services, Inc. and its affiliates ("ENTEX") as of May 10, 1999 (the "Acquisition"), and as a result of the Acquisition certain former ENTEX employees have become employees of the Company or its affiliates;

     WHEREAS, the Company desires to amend the Plan to grant past service credit for Plan eligibility purposes to the ENTEX employees who become employees of the Company or its affiliates in connection with the Acquisition;

     NOW, THEREFORE, pursuant to its authority under Section 19.1 of the Plan, the Company amends the Plan, effective as of May 28, 1999, as follows:

1. The definition of "Eligibility Service" in Section 1.1 is amended by adding the following at the end thereof:

     In the case of any Employee who is a former employee of ENTEX Information Services, Inc. or any of its affiliates ("ENTEX") and who became or becomes an Employee in connection with the Employer's acquisition of certain ENTEX assets on May 10, 1999, for purposes of determining such Employee's Eligibility Service, such Employee's period of service shall include all eligibility service credited or required to be credited for purposes of determining eligibility under the ENTEX 401(k) Retirement Savings Plan.
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2.   The definition of "Enrollment Date" in Section 1.1 is amended by adding the following at the end thereof:

     In addition, May 10, 1999 shall be an Entry Date for former ENTEX employees who became Employees on May 10, 1999 in connection with the Company's acquisition of certain ENTEX assets on May 10, 1999.

     IN WITNESS WHEREOF, COMPUCOM SYSTEMS, INC. has caused this instrument to be executed by its duly authorized officer on this 28 day of May, 1999.
                                                   --        ---


                                  COMPUCOM SYSTEM, INC.



                                  By:   /s/ Daniel Celoni
                                      -----------------------------------

                                  Its:  Treasurer
                                      -----------------------------------